FIFTH THIRD BANK

GLOBAL CUSTODY ADDENDUM

This GLOBAL CUSTODY (“ADDENDUM”) dated as of July 12, 2016 by and between COMMONWEALTH INTERNATIONAL SERIES TRUST (the “Customer”), and FIFTH THIRD BANK, a banking corporation organized pursuant to the laws of the State of Ohio (“Bank”), is made as an addendum to the Custody Agreement dated [October 7, 2000] (the “Custody Agreement”) between the Customer and Bank;

WHEREAS, Bank has been appointed by Customer as the Custodian of the assets of its portfolio of funds and Customer desires to establish one or more custody accounts through Bank for Global Custody;

NOW, THEREFORE, in consideration of the premises and of the mutual promises and covenants contained herein, the parties hereto agree as follows:

1. Appointment of Bank as Global Custodian. Bank is hereby authorized and directed to, and shall, open and maintain one or more custody accounts (the “Account”) in such name or names as Customer may, from time to time, direct; and will accept, in accordance with the terms hereof, all cash and currency (collectively referred to herein as “Cash”) and all securities, instruments and other intangible assets as may be agreed upon by Bank and Customer which shall from time to time be delivered to or received by it or any Sub-custodian in the United States or in a country approved by Customer for deposit in or otherwise held in the Account (collectively referred to herein as “Securities”) (Cash and Securities are collectively referred to herein as “Assets”). Bank assumes no obligation to review investments in the Account or to recommend the purchase, retention or sale of any Assets unless provided for by a separate written agreement between the parties.

2. Maintenance of Assets Outside the United States. Bank is hereby authorized and directed to hold the Assets in the countries with the Sub-custodians set forth on Schedule A annexed hereto (the “Foreign Sub-custodians”), which Schedule A may be amended (by deleting, adding or changing Sub-custodians or deleting countries) from time to time by Bank without Customer approval. Bank shall notify (either orally or in writing) Customer of any such amendment or change.

3. Foreign Sub-Custodians.

(a)	Except as may otherwise be agreed upon in writing, Assets shall at all times be maintained in custody of an “Eligible Foreign Custodian as defined in Rule 17f-5 under the Investment Company Act of 1940 (the “1940 Act”). With respect to holding Property with an Eligible Foreign Custodian, it is expressly understood and agreed that:

(i)	Bank will endeavor, to the extent feasible, to hold securities in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for cancellation and/or payment and/or registration, or where such Securities are acquired;

(ii)	Cash which is maintained in a foreign country will be in any currency which may be legally held in such country and may be held in non-interest bearing accounts;

(iii)	Foreign Sub-custodians may hold Securities in central securities depositories or clearing agencies in which such participates;

(iv)	Unless otherwise agreed to in writing by the parties hereto or otherwise required by local law or practice, Securities deposited with Eligible Foreign Custodians will be held in a commingled account in the name of Bank or its designee sub-custodian as custodian or trustee for its customers;

(v)	Settlement of and payment for Securities received for, and delivered from the Account may be made in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including without limitation, the delivery of Securities to a purchaser, broker, dealer or their prospective agents either against a receipt for future payment or without any payment (so-called “free delivery”); and

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(vi)	Customer is solely responsible for the payment of and the reclamation, where applicable, of taxes. Bank will, however, cooperate with Customers in connection with Customer’s payment or reclamation of taxes and shall make the necessary filings in connection with obtaining tax exemptions and tax reclamations which are available to the Customer.

(b)	Bank shall provide written reports notifying the Customer of the placement of Foreign Assets, as that term is defined in Rule 17f-5 under the 1940 Act, and of any material change in the foreign custody arrangements, with the reports to be provided to the Customer at such times as the Customer deems reasonable and appropriate based on the circumstances of the Customer’s arrangements.

(c)	In fulfilling its responsibilities under this Custody Agreement, including specifically this Section (3), the Bank will exercise reasonable care, prudence and diligence. In exercising reasonable care, Bank will ensure that it complies with Rule 17f-5(c)(l)

(d)	Bank will ensure than any contracts with an Eligible Foreign Custodian providing for the maintenance of Assets of Customer will comply with Rule 17f-5(c)(2)

(e)	Bank has established a system to monitor the appropriateness of maintaining the Assets with Eligible Foreign Custodians Rule 17f-5(c)(l) as described in Section 3.c. of this Custody Agreement and to monitor performance of the contracts that are required to comply with Rule I7f- 5(c)(2) as described in Section 3.d. of this Custody Agreement. If an arrangement with an Eligible Foreign Custodian no longer meets the requirements of this section, Bank will notify Customer so that Customer may direct Bank to withdraw the Foreign Assets from the Eligible Foreign Custodian as soon as reasonably practicable.

4. Eligible Securities Depositories.

(i)	Bank places and maintains a Customer’s Foreign Assets (as defined under the 1940 Act) with a third party Eligible Securities Depository (as defined in Rule 17f-7, which term shall include any other securities depository for which the SEC by exemptive order has permitted registered investment companies to maintain their assets) (“Third Party”).

(ii)	Upon request by the Customer, the Bank shall provide to the Customer (including the Customer’s board of directors or trustees) and/or the Customer’s investment adviser or other agent documentation from the Third Party evidencing an analysis of the custody risks associated with maintaining the Customer’s Foreign Assets with such Eligible Securities Depository utilized directly or indirectly by the Custodian as of the date hereof (or, in the case of an Eligible Securities Depository not so utilized as of the date hereof, prior to the placement of the Customer’s Foreign Assets at such depository) and at which any Foreign Assets of the Customer are held or are expected to be held. The Custodian shall maintain the Third Party’s quarterly global network reports as well as the annual 17f-7 summary report associated with maintaining the Customer’s Foreign Assets at the Third Party. Custodian shall promptly notify the Customer or its investment adviser of any material changes identified by the Third Party, of such risks.

(iii)	The Bank shall rely upon the Third Party’s analysis of eligibility under Rule !7f-7 before maintaining the Customer’s Foreign Assets therewith and shall promptly adviser the Customer if it becomes aware of the Third Party’s ineligibility as an Eligible Securities Depository.

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(iv)	Withdrawal of Assets. If an arrangement with the Third Party no longer meets the requirements of Rule 17f-7, the Bank shall withdraw the Customer’s Foreign Assets from such depository as soon as reasonably practicable.

(v)	Standard of Care. In fulfilling its responsibilities under this Custody Agreement, including specifically this Section (4), the Bank will exercise reasonable care, prudence and diligence.

5.	Powers of Bank.

(a)	General Powers. Subject to and in accordance with Customer’s instruction, Bank, as Customer’s agent, and for the account and risk of Customer, is hereby authorized and empowered, with respect to Securities held outside the United States with Foreign Sub-custodians, to authorize and empower Foreign Sub-custodians to:

(i)	receive and deliver Property;

(ii)	receive all payments of principal, interest, dividends and other income and distributions payable with respect to Property;

(iii)	exchange Securities in temporary or bearer form for Securities in definitive or registered form; effect an exchange of shares where the par value of stock is changed; and surrender Securities at maturity or earlier when advised of a call for redemption (provided, however, that Bank shall not be liable for failure to so exchange or surrender any security or take other action (A) if notice of such exchange or call for redemption or other action was not actually received by Bank from the issuer (with respect to Securities issued in the United States) or from one of the nationally or internationally recognized bond or corporate action services to which Bank subscribes or from the Customer or (B) if, at the time of deposit, any Security so deposited is subject to call, exchange, redemption or similar action, unless specifically instructed to do so by Customer);

(iv)	hold Property (A) in its vaults, (B) at a domestic or foreign entity that provides handling, clearing or safekeeping service, (C) with issuer in non-certificated form, (D) on Federal Book Entry at the Federal Reserve Bank or (E) with the prior approval of Customer at any other location;

(v)	register and/or hold Property in the name of any nominee of Bank or its Foreign Sub-custodians or any of their respective nominees or any authorized agent, subsidiary or other entity, including (without limiting the generality of the foregoing) the nominee of any central depository, clearing corporation or other entity with which securities may be deposited (and Customer hereby indemnifies and holds harmless Bank and any such nominee against any liability as a holder of record);

(vi)	hold any investment in bearer form;

(vii)	in connection with the receipt of Property, accept documents in lieu of such Property as long as such documents contain the agreement of the issuer thereof to hold such Property subject to Bank’s sole order;

(viii)	make, execute, acknowledge and deliver as agent, any and all documents or instruments (including but not limited to all declarations, affidavits and certificates of ownership) that may be necessary or appropriate to carry out the powers granted herein;

(ix)	employ and consult with, and obtain advice from, suitable agents, including auditors and legal counsel (who may be counsel to Customer or the Bank or other advisers, and Bank shall incur no liability in acting in good faith in accordance with the reasonable advice and opinion of such agents or advisers;

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(x)	make any payments incidental to or in connection with this paragraph 3(a); and

(xi)	exercise all other rights and powers and to take any action it deems necessary in carrying out the purposes of this Agreement.

(b)	Discretionary Corporate Action. Whenever Securities or instruments (including, but not limited to, warrants, options, tenders, options to tender or non-mandatory puts or calls) confer optional rights on Customer or provide for discretionary action or alternative courses of action by Customer, Customer shall be responsible for making any decisions relating thereto and for instructing Bank to act. In order for Bank to act, it must receive Customer’s instructions at Bank’s offices, addressed as Bank may from time to time request, by no later than noon (Eastern Standard Time) at least two (2) business days prior to the last scheduled date to act with respect to such securities or instruments (or such earlier date or time as Bank may notify Customer). Absent Bank’s timely receipt of such instruction, Bank shall not be liable for failure to take any action relating to or to exercise any rights conferred by such securities or instruments.

(c)	Voting. With respect to all Securities, however registered, the voting rights are to be exercised by Customer or its designee. With respect to Securities issued in the United States, Bank’s only duty shall be to mail to Customer any documents (including proxy statements, annual reports and signed proxies) relating to the exercise of such voting rights. With respect to Securities issued outside the United States at the request of Customer, Bank will provide Customer with access to a provider of global proxy services (the cost of which will be paid by Customer). If Customer determines not to utilize the services of such global proxy services provider, Bank will endeavor to provide Customer with proxy material actually received by Bank from Sub-Custodians, but otherwise shall have no obligations with respect to voting.

(d)	Foreign Exchange Transactions. Bank, as principal, is authorized to enter into spot or forward foreign exchange contracts with Customer and may provide such foreign exchange services to Customer through its subsidiaries or affiliates or through Foreign Sub-Custodians. Instructions, including standing instructions, may be issued with respect to such contracts, but Bank may establish rules or limitations concerning any foreign exchange facility made available to Customer. In all cases where Bank, its subsidiaries or affiliates or Foreign Sub-custodians enter into foreign exchange contracts relating to the Account, the terms and conditions of such foreign exchange contracts shall apply to such transaction. Neither Bank nor any Foreign Sub-custodian shall be liable for any fluctuations or changes in foreign exchange rates, which shall be the sole risk and liability of Customer.

6. Agreements with Foreign Sub-Custodians. Without limiting the generality of Section 3.d. of this Custody Agreement, each agreement with a Foreign Sub-custodian shall provide that: (a) the Customer’s Assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign sub-custodian or its creditors or agent, except a claim of payment for their safe custody or administration; (b) beneficial ownership of the Fund’s assets will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained separately identifying the assets; (d) officers of or auditors employed by, or other representatives of the Fund and any sub-custodian, including to the extent permitted under applicable law the independent public accountants for the Fund, will be given access to the books and records of the Foreign Sub-custodian relating to its actions under its agreement with the Foreign Sub-custodian; and (e) assets of the Fund held by the Foreign Sub-custodian will be subject only to the instructions of the Bank, its’ sub-custodian or its agents.

7. Transactions in Foreign Custody Account.

(a)	Except as otherwise provided in Paragraph (b) of this Section 7, the provisions of Section 3 of the Custody Agreement shall apply, equally to the Securities of the Customer held outside the United States by Foreign Sub-custodian.

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(b)	Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Securities received for the account of the Customer and delivery of Securities maintained for the account of the Customer may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with expectation of receiving later payment for such securities from such purchaser or dealer.

(c)	Securities maintained in the custody of a Foreign Sub-custodian may be maintained in the name of such entity’s nominee to the same extent as set forth in Section 3 of this Agreement, and the Customer agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

8. Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Bank or its Sub-custodian employs a foreign banking institution as a Foreign Sub-custodian shall to the extent applicable require the institution to exercise the customary standard of care in the performance of its duties and to indemnify, and hold harmless, the Bank and any Sub-Custodian for the benefit of the Customer for and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution’s performance of such obligations. At the election of the Customer, it shall be entitled to be subrogated to the rights of any sub-custodian with respect to any claims against a Foreign Sub-custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Customer has not been made whole for any such loss, damage, cost, expense, liability or claim.

9. Tax Law. The Bank shall have no responsibility or liability for any obligations now or hereafter imposed on the Customer or any sub-custodian by the tax law of the United States of America or any state or political subdivision thereof. It shall be the responsibility of the Customer to notify the Bank and any sub-custodian of the obligations imposed on the Customer or any as sub-custodian of the Customer by the tax law of jurisdictions other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Bank with regard to such tax law shall be to use reasonable efforts to assist the fund with respect to any claim for exemption or refund.

10. Compensation, Fees, Expenses and Taxes.

(a)	In consideration of the services to be rendered pursuant to this Addendum, Customer shall compensate Bank in accordance with and pursuant to the Fee Schedule annexed hereto as Schedule B, which Fee Schedule may be amended from time to time upon thirty (30) days’ prior written notice to Customer.

(b)	In addition, Customer shall be responsible for and shall reimburse Bank for all costs, expenses, and fees incurred by Bank in connection with this Agreement, including (without limiting the generality of the foregoing) all brokerage fees and costs and transfer taxes incurred in connection with the purchase, sale or disposition of Property, and all income taxes or other taxes of any kind whatsoever which may be levied or assessed under existing or future laws upon or in respect to the Property, and all other similar expenses related to the administration of the Account incurred by Bank in the performance of its duties hereunder (including reasonable attorneys’ fees and expenses).

(c)	Fees and reimbursement for costs and expenses shall be paid monthly after the last business day of each calendar month, with the first payment for the calendar month following any activity. Bank is hereby authorized to charge the Account for such fees, costs and expenses.

(d)	In the event services are rendered for less than a calendar month or this Addendum is terminated prior to the end of a calendar month, Customer shall pay Bank’s fee prorated for the portion of the calendar month such services are rendered, plus any costs and expenses incurred by Bank for Customer’s Account up to or subsequent to the date of termination.

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11. Limitation of Liability; Indemnification.

(a)	Bank shall not be liable for any Losses (as defined below) or action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. With respect to Losses incurred by Customer as a result of the acts or the failure to act by any Sub-custodian or Foreign Subcustodian, Bank shall take appropriate action to recover such Losses from such sub-custodian; and Bank’s sole responsibility and liability to Customer shall be limited to amounts so received from such Sub-custodian (exclusive of costs and expenses incurred by Bank). In no event shall Bank or any Sub-custodian be liable (i) for acting in accordance with instructions from Customer or any agent of Customer, (ii) for special or consequential damages, (iii) for the acts or omissions of its nominees, correspondents, designees or subagents, (iv) for holding Property in any particular country, including, but not limited to, Losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency controls or restrictions, devaluations or fluctuations; or market conditions which prevent the orderly execution of securities transactions or affect the value of Property, or (v) for any Losses due to forces beyond the control of Bank or any sub-custodian, including, without limitation, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

(b)	Customer shall be liable for and shall indemnify Bank and hold it harmless against any and all claims, losses, liabilities, damages or expenses (including reasonable attorneys’ fees and expenses) (collectively referred to herein as “Losses”) however arising from or in connection with this Addendum or the performance of its duties hereunder, provided, however, that nothing contained herein shall limit or in any way impair the right of Bank to indemnification under any other provision of this Agreement.

(c)	No legal action, shall be instituted against Bank after one year from the date of the first Confirmation, Statement of Assets or Statement of Accounts that reflects the information, error or omission which provides the basis for such claim.

(d)	Customer understands that when a sub-custodian is instructed to deliver Property against payment, it may deliver such Property prior to actually receiving final payment and that, as a matter of bookkeeping convenience, it may credit Customer’s Account with anticipated proceeds of sale prior to actual receipt of final payment. The risk of non-receipt of payment shall be Customer’s and Bank or said sub-custodian shall have no liability therefor.

(e)	All credits to the Account of Customer of anticipated proceeds of sales and redemptions of Property and of anticipated income from Property shall be conditional upon receipt of final payment and may be reversed to the extent final payment is not received. In the event that Bank in its description advances funds to Customer to facilitate the settlement of any transaction, or elects to permit Customer to use funds credited to the Account in anticipation of final payment, or if Customer otherwise becomes indebted to Bank (including indebtedness as a result of overdrafts in the Account), Customer shall, immediately upon demand, reimburse Bank for such amounts plus any interest thereon.

(f)	Bank’s duties and responsibilities are solely those set forth herein and it shall not be obligated to perform any services or take any action not provided for herein unless specifically agreed to by it in writing. Nothing contained in this Agreement shall cause Bank to be deemed a trustee or fiduciary for or on behalf of Customer.

12.	Reports; Statements of Account; Computer Services.

(a)	Written Reports. Bank shall provide Customer on a periodic basis with Statements of Assets in the Account (“Statement of Assets”) and Statements of Account showing all transactions in the Account (“Statement of Account”). Statement of Assets, Statement of Account and Confirmations shall identify the Property held, and transactions involving, each Sub-custodian.

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(b)	Examination of Reports. Customer shall examine promptly each such Confirmation, Statement of Account and Statement of Assets. Unless Customer files with Bank a written exception or objection within ninety (90) days after the date of such Confirmation or the closing date of the period covered by the first such Statement of Assets or Statement of Account that reflects an error or omission, Customer shall be conclusively deemed to have waived any such exception or objection or claim based thereon.

13. Notices, Instructions and Other Communications. Unless otherwise specified herein, all Statements of Assets, Statements of Account and Confirmations shall be in writing and all notices, instructions or other communications may be given either orally or in writing (including by tested telex, telecopy or other electronic transmission, which may include Trade Reports issued by the Institutions Delivery System or Depository Trust Company). All Statements of Assets, Statements of Account, Confirmations, notices, instructions and other communications shall be delivered to the address (post office, telephone, telex or other electronic address) set forth on Schedule C annexed hereto, which address may be changed upon thirty (30) days’ prior written notice to the other party. Customer shall furnish, and shall cause each Investment Manger to furnish, to Bank a certificate indicating those persons who are authorized to give Bank instructions hereunder and with specimen signatures of such person. Bank is authorized to comply with and rely upon any such notices, instructions or other communications believed by it to have been sent or given by an authorized person. Bank’s understanding of any oral notice, instruction or other communication shall be deemed controlling (whether given or received by Bank), notwithstanding any discrepancy between such understanding and any subsequent confirming document or communication.

14. Appointment of Investment Manager. Customer may, from time to time, appoint one or more investment managers (each an “Investment Manager”) to manage the Property in the Account, to vote securities in the Account, to purchase, sell or otherwise acquire or dispose of Property in the Account, and to engage in foreign exchange transactions on behalf of Customer. Upon receipt of notice of the appointment of any Investment Manager, which notice shall be annexed hereto as Schedule D (as such Schedule may be amended from time to time by Customer), and except as otherwise provided herein, Bank is to rely upon and comply with (and shall have no liability for relying upon and complying with) instructions and directions from the Investment Manager (including instructions and directions with respect to the voting of securities in the Account, the purchase, sale or other acquisition or disposition of Property in the Account and the furnishing of information and records relating to the Account to the Investment Manager) to the same extent as if such instructions and directions were given by Customer and Bank shall have no duty or obligation to determine the propriety or appropriateness of such instructions or directions. Any such appointment shall remain in full force and effect unless and until Bank receive written notice from Customer to the contrary.

15. Termination. This Addendum shall be continuing and shall remain in full force and effect until terminated by Bank or Customer upon the termination of the Custody Agreement between Customer and Bank.

16. Assignment. Neither Bank nor Customer shall assign this Addendum without first obtaining the written consent of the other party hereto.

17. Headings and Capital Terms. The section and paragraph headings contained herein are for convenience and reference only and are not intended to define or limit the scope of any provision of this Agreement. All capitalized terms used in this Addendum but not defined shall have the meanings assigned to such terms in the Custody Agreement.

17. Entire Agreement; Amendment. This Addendum shall constitute the entire agreement of the parties with respect to the subject matter and supersedes all prior oral or written agreements in regard thereto. Except as otherwise provided, this Addendum may be amended only by an instrument in writing duly executed by both parties hereto.

19. Governing Law; Jurisdiction; Certain Waivers.

(a)	This Addendum shall be interpreted and construed in accordance with the internal substantive laws (and not the choice of law rules) of the State of Ohio.

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(b)	The invalidity, illegality or unenforceability of any provision of this Addendum shall in no away affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

20. Rights and Remedies. The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise of waiver of any such rights or remedy shall not preclude or inhibit the exercise or any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude or inhibit the subsequent exercise of such right or remedy.

IN WITNESS WHEREOF, this Addendum has been executed and attested as of the day and year first above written, by the duly authorized offices of Customer and Bank.

Attest:		COMMONWEALTH INTERNATIONAL SERIES TRUST

/s/ Bonnie Scott		By:	/s/ Robert W. Scharar
Name:	Bonnie Scott	Name:	Robert W. Scharar
Title:	Assistant Secretary	Title:	President

Attest:		THE FIFTH THIRD BANK

/s/ Bill McIntyre		By:	/s/ Anoopa McKim
Name:	Bill McIntyre	Name:	Anoopa McKim
Title:	Vice President	Title:	Vice President

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SCHEDULE A

THE FIFTH THIRD BANK

GLOBAL CUSTODY NETWORK

COUNTRIES AND SUB-CUSTODIANS

FOR

            , 20

Market Name	Subcustodian
Argentina	Citibank Argentina, Buenos Aires

Australia	National Australia Bank, Melbourne

Austria	UniCredit Bank Austria AG

Bahrain	HSBC Bank Middle East Limited, Manama

Bangladesh	Hongkong and Shanghai Banking Corporation, Dhaka

Belgium	Citibank International Limited

Benin	Société Générale de Banques en Côte d’ivoire, Abidjan

Bermuda	HSBC Bank Bermuda Limited, Hamilton

Botswana	Stanbic Bank Botswana Ltd

Brazil	Citibank N.A., Brazilian Branch

Bulgaria	Citibank Europe pic, Bulgarian Branch

Burkina Faso	Société Générale de Banques en Côte d’Ivoire, Abidjan

Canada	CIBC Mellon Trust Company

Chile	Banco de Chile

China - Shanghai	HSBC Bank (China) Company Limited

China - Shenzhen	HSBC Bank (China) Company Limited

Colombia	Cititrust S.A., Bogota

Costa Rica	Banco Nacional de Costa Rica

Croatia	Privredna Banka Zagreb d.d.

Cyprus	BNP Paribas Securities Services Athens

Czech Republic	Citibank Europe pic

Denmark	Skandinaviska Enskilda Banken AB, Copenhagen Branch

Ecuador	Banco de la Produccion (Produbanco)

Egypt	HSBC Bank Egypt S.A.E.

Estonia	SEB Pank AS

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Euromarkets - Clearstream	Clearstream Banking, Luxembourg

Euromarkets - Euroclear	Euroclear Bank

Finland	Skandinaviska Enskilda Banken, Helsinki branch

France	BNP Paribas Securities Services, Paris

Germany	The Bank of New York Mellon SA/NV, Asset Servicing, Niederlassung Frankfurt am Main

Ghana	Stanbic Bank of Ghana Limited

Greece	BNP Paribas Securities Services, Athens

Guinea Bissau	Société Générale de Banques en Côte d’Ivoire, Abidjan

Hong Kong	Hongkong and Shanghai Banking Corporation, Hong Kong

Hungary	Citibank Europe pic. Hungarian Branch Office

Iceland	Landsbankinn hf.

India	Deutsche Bank AG Mumbai

Indonesia	Deutsche Bank AG, Jakarta

Ireland	The Bank of New York Mellon, London

Israel	Bank Hapoalim B.M.

Italy	Intesa Sanpaolo S.p.A.

Ivory Coast	Société Générale de Banques en Côte d’Ivoire, Abidjan

Japan	The Bank of Tokyo Mitsubishi UFJ Ltd, Tokyo

Kazakhstan	JSC Citibank Kazakhstan

Kenya	CFC Stanbic Bank Limited

Kuwait	HSBC Bank Middle East, Kuwait

Latvia	AS SEB banka

Lebanon	HSBC Bank Middle East Limited, Beirut

Lithuania	SEB Bankas, Vinius

Luxembourg	Euroclear Bank

Malaysia	HSBC Bank Malaysia Berhad, Kuala Lumpur

Mali	Société Générale de Banques en Côte d’Ivoire, Abidjan

Malta	The Bank of New York Mellon SA/NV, Asset Servicing, Niederlassung Frankfurt am Main

Mauritius	Hongkong and Shangai Banking Corporation, Ebene

Mexico	Banco Nacional de Mexico (Banamex), Mexico City

Morocco	Citibank Maghreb

Namibia	Standard Bank Namibia Ltd, Windhoek

Netherlands	The Bank of New York Mellon SA/NV

New Zealand	National Australia Bank New Zealand - National Nominees Ltd

Niger	Société Générale de Banques en Côte d’Ivoire, Abidjan

Nigeria	Stanbic IBTC Bank PLC

Norway	Skandinaviska Enskilda Banken AB, Oslo Branch

Oman	HSBC Bank Oman S.A.O.C.

Pakistan	Deutsche Bank AG Karachi Branch

Palestinian Autonomous Area	HSBC Bank Middle East Limited, Ramallah

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Peru	Citibank N.A., Sucursal de Lima

Philippines	Deutsche Bank AG, Manila

Poland	ING Bank Slaski S.A., Katowice

Portugal	Citibank International Limited, Sucursal em Portugal

Qatar	HSBC Bank Middle East Limited, Doha

Romania	Citibank Europe pic. Romania Branch

Russia	Deutsche Bank Limited

Saudi Arabia	HSBC Saudi Arabia Limited

Senegal	Société Générale de Banques en Côte d’Ivoire, Abidjan

Serbia	UniCredit Bank Serbia JSC

Singapore	DBS Bank Ltd., Singapore

Slovak	Citibank Europe plc, pobocka zahranicnej banky

Slovenia	UniCredit Banka Slovenia d.d.

South Africa	Standard Bank of South Africa, Johannesburg

South Korea	Deutsche Bank AG, Seoul

Spain	Banco Bilbao Vizcaya Argentaria, Madrid

Sri Lanka	Hongkong and Shangai Banking Corporation, Colombo

Swaziland	Standard Bank Swaziland Ltd, Mbabane

Sweden	Skandinaviska Enskilda Banken, Stockholm

Switzerland	Crédit Suisse AG

Taiwan (From January 25, 2015)	HSBC Bank (Taiwan) Limited

Thailand	Hongkong and Shangai Banking Corporation, Bangkok

Togo	Société Générale de Banques en Côte d’Ivoire, Abidjan

Trinidad & Tobago	Republic Bank Ltd

Tunisia	Banque Internationale Arabe de Tunisie, Tunis

Turkey	Deutsche Bank A.S., Istanbul

Uganda	Stanbic Bank Uganda Limited

Ukraine	PJSC “Citibank”

United Arab Emirates	HSBC Bank Middle East Limited, Dubai

United Kingdom	The Bank of New York Mellon, London

Uruguay	Banco Itaù Uruguay S.A.

Venezuela	Citibank N.A., Sucursal Venezuela

Vietnam	HSBC Bank (Vietnam) Ltd

Zambia	Stanbic Bank Zambia Ltd.

Zimbabwe	Stanbic Bank Zimbabwe Limited

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SCHEDULE B

THE FIFTH THIRD BANK

GLOBAL CUSTODY AGREEMENT

FEE SCHEDULE

COMMONWEALTH INTERNATIONAL SERIES TRUST

DOMESTIC CUSTODY PLUS FEE SCHEDULE

PER UNIT FEE

I. Basic Per Account Feed

Annual Asset Based Fee

Under $25 Million	1.00 bp
$25-$ 100 Million	0.75 bp
$l00-$200 Million	0.50 bp
Over $200 Million	0.25 bp
Yearly Minimum	$2,500.00

II. Security Transaction Fees

Depository Eligible (DTC, FBE)	$9.00
Physical	$25.00
Amortized Securities	$25.00
Mutual Funds	$15.00
Options (Covered)	$25.00
International - omnibus	$50.00
International - segregated accounts	TBD

III. Systems

Fifth Third Direct	Waive Fee

IV. Miscellaneous

Principal and Interest Collection (on amortized securities)	$5.00
Wire Transfers (In/Out)	$7.00
Check Requests	$6.00

Updated July 1, 2016	12

FIFTH THIRD BANK

INTERNATIONAL CUSTODY PLUS FEE SCHEDULE

COMMONWEALTH INTERNATIONAL SERIES TRUST

Country	Annual Market Value Charge (bp)	Transaction Charge
Argentina	11.90	$51.00
Australia	1.50	$45.90
Austria	4.25	$49.30
Bangladesh	51.00	$204.00
Belgium	2.55	$64.60
Botswana	1.50	$36.10
Brazil	17.00	$38.25
Canada	1.20	$18.70
Chile	20.00	$79.90
China	13.60	$85.00
Columbia	55.25	$127.50
Czech Republic	23.80	$68.00
Denmark	1.50	$74.80
Euroclear (indiv. a/c)	2.05	$15.30
Ecuador	17.00	$85.00
Egypt	51.00	$136.00
Estonia	5.10	$15.30
Finland	5.95	$56.10
France	2.55	$68.00
Germany	1.50	$40.80
Ghana	34.00	$64.60
Greece	22.10	$141.10
Hong Kong	8.50	$44.20
Hungary	42.50	$170.00
India	68.00	$170.00
Indonesia	14.10	$136.00
Ireland	3.40	$40.80
Israel	17.00	$30.60
Italy	3.40	$76.50
Japan	4.25	$8.50
Jordan	5.10	$173.40
Kenya	34.00	$64.60

Country	Annual Market Value Charge (bp)	Transaction Charge
Korea	11.90	$23.80
Luxembourg	5.10	$34.00
Malaysia	7.65	$120.70
Mexico	2.05	$25.50
Morocco	45.90	$147.90
Namibia	34.00	$64.60
Netherlands	3.10	$17.00
New Zealand	3.10	$57.80
Nigeria	34.00	$64.60
Norway	1.70	$66.30
Pakistan	34.00	$153.00
Peru	64.60	$141.10
Philippines	10.20	$153.00
Poland	25.50	$68.00
Portugal	14.90	$112.20
Russia	11.90	$76.50
Singapore	3.40	$54.40
Slovak Republic	25.50	$144.50
South Africa	1.70	$18.70
Spain	3.40	$53.55
Sri Lanka	17.00	$76.50
Swaziland	34.00	$64.60
Sweden	2.40	$62.90
Switzerland	1.90	$42.50
Taiwan	20.40	$161.50
Thailand	5.95	$57.80
Turkey	17.00	$76.50
U.K.	1.50	$39.10
Uruguay	61.20	$85.00
Venezuela	51.00	$170.00
Zambia	34.00	$64.60
Zimbabwe	34.00	$64.60

Assumptions:

1)	This International fee schedule assumes that any foreign exchange activity will be executed through Fifth Third’s International Department.
2)	Please note that out-of-pocket charges, including, but not limited to stamp duties, registration fees and country specific charges will be assessed separately.

Updated July 1, 2016	13

SCHEDULE C

THE FIFTH THIRD BANK

GLOBAL CUSTODY AGREEMENT

NOTICES

December 11, 2014

TO THE FIFTH THIRD BANK:

Post Office Address:	Fifth Third Center
38 Fountain Square Plaza
MD 1090CD
Cincinnati, Ohio 45263
Attention: Anoopa McKim
Telephone: 513-534-4737
Fax: 513-534-4735

TO:	COMMONWEALTH INTERNATIONAL SERIES TRUST

Post Office Address:	791 Town and Country Blvd.,
STE 250
Houston, TX 77024

Wesley Yuhnke
Ph: 713-260-1433

Updated July 1, 2016	14

SCHEDULE D

THE FIFTH THIRD BANK

GLOBAL CUSTODY AGREEMENT

INVESTMENT MANAGERS

                  , 20

Updated July 1, 2016	15